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                                                                 Exhibit 4(g)(i)

                              DECLARATION OF TRUST
                                       OF
                       NEW YORK COMMUNITY CAPITAL TRUST I

     THIS DECLARATION OF TRUST is made as of April 18, 2002 (this "Declaration"), by and among New York Community Bancorp, Inc., a Delaware corporation, as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and Joseph R. Ficalora, Robert Wann and Thomas R. Cangemi, each as administrative trustee (collectively, the "Administrative Trustees"). The Delaware Trustee and the Administrative Trustees are referred to herein collectively as the "Trustees" and each individually as a "Trustee." The Sponsor and the Trustees hereby agree as follows:

i. The trust created hereby shall be known as "New York Community Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

ii. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.
                                                                      ----
          C.(S)3801, et seq. (the "Business Trust Act"), and that this
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          Declaration constitute the governing instrument of the Trust. The
          Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached to this Declaration.

iii. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust (i) a Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Sponsor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, a Trustee may take all actions which the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein. The Trustees shall not have any duty or obligation under or in connection with this Declaration or any document contemplated hereby, except as expressly provided by the terms of this Declaration, and no implied duties or obligations shall be read into this Declaration against the Trustees. The right of a

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          Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

iv. The Sponsor hereby agrees to (i) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Delaware Trustee and the officers, directors, employees and agents of the Delaware Trustee (collectively, including the Delaware Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify
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          an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 4. The obligations of the Sponsor under this Section 4 shall survive the resignation or removal of the Delaware Trustee.

v. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and distribute one or more offering memoranda in preliminary and final form, including any necessary or desirable amendments, relating to the offering and sale of Preferred Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Preferred Securities of the Trust; (ii) to prepare, execute and file on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to prepare, execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to have the Preferred

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          Securities listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Depositor, with the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Preferred Securities of the Trust; (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; (v) to negotiate, execute, deliver and perform on behalf of the Trust one or more dealer/manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of the Preferred Securities of the Trust and/or any other interests in the Trust; and
          (vi) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing.

          In the event that any filing referred to in this Section 5 is required by the rules and regulations of Securities and Exchange Commission (the "Commission"), PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, the Delaware Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that any Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission, PORTAL or applicable state securities or Blue Sky laws.

vi. Each Trustee is authorized to take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Sponsor from time to time; provided, however, that the Delaware
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          Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, or regarding compliance with any direction it received hereunder, then the Delaware Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken and other performance by the Delaware Trustee in reliance thereon. Until the Delaware Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

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vii.      The number of trustees of the Trust initially shall be two (2) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Business Trust
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          Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

viii.     This Declaration may be executed in one or more counterparts.

ix. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                   New York Community Bancorp, Inc.,
                                   as Sponsor



                                   By: /s/ Thomas R. Cangemi
                                       -----------------------------------------
                                   Name:   Thomas R. Cangemi
                                         ---------------------------------------
                                   Title:  EVP
                                          --------------------------------------



                                   Wilmington Trust Company, as
                                   Delaware Trustee



                                   By: /s/ Donald G. MacKelcan
                                       -----------------------------------------
                                   Name:   Donald G. MacKelcan
                                         ---------------------------------------
                                   Title:  Vice President
                                          --------------------------------------



                                   /s/ Joseph R. Ficalora
                                   ---------------------------------------------
                                   Joseph R. Ficalora, as Administrative Trustee



                                   /s/ Robert Wann
                                   ---------------------------------------------
                                   Robert Wann, as Administrative Trustee



                                   /s/ Thomas R. Cangemi
                                   ---------------------------------------------
                                   Thomas R. Cangemi, as Administrative Trustee

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